Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 of our reports dated March 23, 2012, relating to the consolidated financial statements of Scorpio Tankers Inc., and the effectiveness of Scorpio Tankers Inc.'s internal control over financial reporting appearing in this Annual Report on Form 20-F of Scorpio Tankers Inc. for the year ended December 31, 2011.

/s/ Deloitte LLP

London, United Kingdom

Date: April 13, 2012